                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                              HATHAWAY CORPORATION
             (Exact name of registrant as specified in its charter)


                  COLORADO                                  84-0518115
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)


                             8228 PARK MEADOWS DRIVE
                            LITTLETON, COLORADO 80124
               (Address of Principal Executive Offices) (Zip Code)


             HATHAWAY CORPORATION 2001 EMPLOYEE STOCK PURCHASE PLAN
               HATHAWAY CORPORATION YEAR 2000 STOCK INCENTIVE PLAN
            EMOTEQ CORPORATION RESTATED AND AMENDED 1997 INCENTIVE &
                         NONSTATUTORY STOCK OPTION PLAN
                            (Full title of the plans)


                                RICHARD D. SMITH
                                    PRESIDENT
                              HATHAWAY CORPORATION
                             8228 PARK MEADOWS DRIVE
                            LITTLETON, COLORADO 80124
                     (Name and address of agent for service)


                                 (303) 799-8200
                        (Telephone number, including area
                           code of agent for service)

                                 ---------------

                                   Copies to:
                             LESLIE A. NICHOLS, ESQ.
                             SHERMAN & Howard L.L.C.
                       633 Seventeenth Street, Suite 3000
                             Denver, Colorado 80202

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

Title of Securities to be         Amount to be       Proposed Maximum      Proposed Maximum        Amount of
       Registered                 Registered        Offering Price Per     Aggregate Offering     Registration
                                                         Share(1)               Price (1)              Fee
--------------------------     ----------------     ------------------     ------------------     ------------
Common Stock, no par value     1,185,000 Shares           $ 5.625                $6,665,625         $1,666.41
==========================     ================     ==================     ==================     ============


(1) Determined pursuant to Rule 457(h)(1) of the Securities Act of 1933, based upon the average high and low prices reported on February 8, 2001.

                              HATHAWAY CORPORATION

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Not required to be filed with the Securities and Exchange Commission (the "Commission") pursuant to Form S-8 adopted under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Hathaway Corporation (the "Company") with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a) (1) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or

          (2) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or

          (3) The Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

     (c) The description of the common stock, no par value, of the Company contained in a registration statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents which the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which

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deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Inapplicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

     Inapplicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 7-108-402 of the Colorado Business Corporation Act provides, generally, that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective. Our articles of incorporation provide eliminating a director's liability, except to the extent such exemption from liability is not permitted by the statute.

     Section 7-109-103 of the Corporation Act provides that a Colorado corporation must indemnify a person (i) who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or fiduciary or agent of another corporation or other entity or of any employee benefit plan (a "Director") or officer of the corporation and (ii) who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), in which he was a party, against reasonable expenses incurred by him in connection with the proceeding, unless such indemnity is limited by the corporation's articles of incorporation. Our articles of incorporation do not contain any such limitation, and provide that we must indemnify such persons satisfying the standards under this provision of the Corporation Act.

     Section 7-109-102 of the Corporation Act provides, generally, that a Colorado corporation may indemnify a person made a party to a Proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement,

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penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person's conduct was in the corporation's best interests and, in all other cases, his conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. A corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding. Our bylaws require us to indemnify such individuals in the circumstances permitted by the statute.

     Under Section 7-109-107 of the Corporation Act, unless otherwise provided in the articles of incorporation, a Colorado corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and may indemnify such a person who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. Our bylaws require us to indemnify and advance expenses to any officer of the Company or any of its subsidiaries and any general manager of any division of the Company who is not a director to the maximum extent permitted by the statute consistent with public policy, and may indemnify and advance expenses to any other officer, employee or agent of the Company who is not a director to any extent permitted by the statute consistent with public policy as determined by the Board of Directors.

     We have also entered into indemnification agreements with our directors to indemnify them and to advance expenses to the fullest extent permitted by law. In addition, the agreement provides that no claim or cause of action may be asserted by us against such director after the date the director ceases to be a director or after one year. We have also agreed to maintain directors' and officers' liability insurance, subject to certain limitations.

     The above discussion of our articles of incorporation, bylaws, the CBCA and the indemnification agreements is only a summary and is qualified in its entirety by the full text of each of the foregoing.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

ITEM 8. EXHIBITS


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     The following exhibits are filed pursuant to Item 601 of Regulation S-K:

          5.1 Opinion of Sherman & Howard L.L.C., including consent of such counsel.

          23.1 Consent of Arthur Andersen LLP.

          23.2 Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1).

          24.1 Power of Attorney (included in the signature page to this Registration Statement).

ITEM 9. UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement.

          Provided, however, that the undertakings set forth in paragraphs
     (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                  [Remainder of page intentionally left blank]



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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Littleton, State of Colorado on February 6, 2001.


                                       Hathaway Corporation


                                       By: /s/ Richard D. Smith
                                           -----------------------------------
                                           Richard D. Smith
                                           President and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene E. Prince and Richard D. Smith, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


       Signature                       Title                           Date
       ---------                       -----                           ----

/s/ Eugene E. Prince          Chairman of the Board             February 6, 2001
-----------------------
Eugene E. Prince


/s/ Richard D. Smith          Director, President, Chief        February 6, 2001
-----------------------       Executive Officer, Chief
Richard D. Smith              Financial Officer and
                              Principal Accounting Officer

/s/ Del Hock                  Director                          February 6, 2001
-----------------------
Del Hock


/s/ Graydon D. Hubbard        Director                          February 6, 2001
-----------------------
Graydon D. Hubbard


/s/ George Pilmanis           Director                          February 6, 2001
-----------------------
George Pilmanis


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                                  EXHIBIT INDEX

Exhibit
Number
-------
  5.1     Opinion of Sherman & Howard L.L.C., including consent of such counsel.

 23.1     Consent of Arthur Andersen LLP.

 23.2     Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1).

 24.1     Power of Attorney (included in the signature page to this Registration
          Statement).



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